EXHIBIT 5

Contacts:

For Media:	For Investors:
Kekst and Company	Morrow & Co.
Victoria Weld	Eric Olson/Mike Verrechia
212-521-4800	203-658-9400

FOR IMMEDIATE RELEASE

Breeden Capital Management LLC Responds to Press Release Issued by Applebee’s International, Inc.

Greenwich, CT., March 9, 2007. Breeden Capital Management LLC, a Greenwich, CT., based investment fund manager, issued the following statement from Richard C. Breeden, Chairman and Chief Executive Officer of Breeden Capital Management, LLC, in response to the press release issued earlier today by Applebee’s International, Inc. (“Applebee’s”) (NASDAQ: APPB).

“We believe that the best way to improve Applebee’s declining performance and to reform unhealthy governance practices is for shareholder interests to have a strong voice in Applebee’s boardroom.  Our discussions with Applebee’s failed to persuade us that their proposals were sufficient to effect the meaningful changes that we believe are required to increase long term shareholder value.  In the coming election, shareholders will have a choice to vote for the four incumbents representing the status quo, or for our four nominees seeking positive change.”

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BREEDEN CAPITAL MANAGEMENT LLC, BREEDEN PARTNERS L.P., BREEDEN PARTNERS (CALIFORNIA) L.P., BREEDEN PARTNERS HOLDCO LTD., RICHARD C. BREEDEN, STEVEN J. QUAMME, RAYMOND G.H. SEITZ, LAURENCE E. HARRIS AND CERTAIN OF THEIR AFFILIATES FROM THE SHAREHOLDERS OF APPLEBEE’S FOR USE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF APPLEBEE’S WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF APPLEBEE’S AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MORROW & CO., INC. BY TELEPHONE AT (203)-658-9400 OR BY E-MAIL AT APPLEBEESINFO@MORROWCO.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY BREEDEN PARTNERS ON DECEMBER 11, 2006.